ROSS MILLER
Secretary of State
204 N. Carson Street, Suite 4
Carson City, Nevada  89701-4520
(775) 684-5708
Website:  www.nvsos.gov

ARTICLES OF INCORPORATION	Filed in the office of	Document Number 20100262589-75
(PURSUANT TO NRS 78)	/s/ Ross Miller Ross Miller	Filing Date and Time 04/21/2010 3:06 PM
	Secretary of State State of Nevada	Entity Number E0185082010-6

USE BLACK IN ONLY – DO NOT HIGHLIGHT                                                                                                           ABOVE SPACE IS FOR OFFICR USE ONLY
1.	Name of Corporation:	DryerTech Industries Ltd.
2.	Resident Agent FOR Service of Process (check only one box)
[  X ] Commercial Registered Agent:   Paracorp Incorporated
                                                                  Name
[    ]  Noncommercial Registered Agent       OR            [   ] Office or Position with Entity
         (name and address below)                                              (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address                                                                     City                                Nevada              Zip Code

Mailing Address (if different from street address)                        City              NevadaZip Code

3.	Shares: (number of shares Corporation is authorized to issue)	Number of Shares Par value Number of shares With par value: 75,000,000 per share: $0.0001 without par value: Nil
4.	Names and Addresses of the Board of Directors/Trustees (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than 3 directors/trustees)
1.           Walter Romanchuk
Name
1530 9th Avenue SE                                                        Calgary                           AB              T2G 0T7
Street Address                                                                City                                State           Zip Code
2.           Michel Plante
Name
1155 Boulevard Rene Levesque West, #2500    Montreal                                PQ          H3B 2K4
Street Address                                                                City                                State           Zip Code

5.	Purpose: (optional – see instructions)	The purpose of this Corporation shall be:
6.	Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Donna Venzi X /s/ Donna Venzi Name Signature 1530 - 9th Ave SE, Calgary AB T2G 0T7 Address City State Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named Corporation.
X /s/ Nancy Gaches for Paracorp Incorporated                                                                                                                                   2010/04/21
Authorized signature of Registered Agent or On Behalf of  Registered Agent Entity Date

This form must be accompanied by appropriate fees.                                                                                                             Nevada Secretary of State NRS 78 Articles
            Revised: 4-10-09

ARTICLES OF INCORPORATION

OF

DryerTech Industries Ltd.

(Pursuant to Nevada General Corporation Law § 78.403)

ARTICLE I.                      NAME

The name of the corporation is DryerTech Industries Ltd. (the “Corporation”).

ARTICLE II.                     PURPOSE

The purpose of the Corporation is to engage in, promote, conduct and carry on any lawful acts or activities for which corporations may be organized under the Nevada General Corporation Law.

ARTICLE III.                    AUTHORIZED SHARES

The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is seventy five million (75,000,000) shares, all having a par value of $0.0001 per share, consisting of the following:  seventy million (70,000,000) “Common Shares” and five million (5,000,000) “Preferred Shares.”

The voting powers, designations, preferences, limitations, restrictions, and special or relative rights with respect to each class of stock are or shall be fixed as follows:

A. Common Shares
.  Except as otherwise stated herein, the holders of Common Shares shall have all of the rights afforded holders of common stock under the Nevada General Corporation Law, including the right to vote on all matters submitted to a vote of the common stockholders, and, subject to the rights, if any, of holders of any Preferred Shares, the right to receive the net assets of the Corporation upon dissolution.  The Common Shares shall vote together as a single class and shall be entitled to one (1) vote per share on all matters submitted to a vote of the common stakeholders.  Holders of Common Shares shall not be entitled to cumulative voting in the election of directors.

B. Preferred Shares
.  The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to issue the Preferred Shares from time to time, in one or more series, provided that the aggregate number of shares issued and outstanding at any time of all such series shall not exceed fifty million (50,000,000).  The Board of Directors is further authorized to fix or alter, in respect to each such series, the following terms and provisions of any authorized and unissued shares of such stock:

(i) the distinctive serial designation;

(ii) the number of shares of the series, which number may at any time or from time to time be increased or decreased (but not below the number of shares of such series then outstanding) by the Board of Directors;

(iii) the voting powers, if any, and, if voting powers are granted, the extent of such voting powers including whether cumulative voting is allowed and the right, if any, to elect a director or directors;

(iv) the election, term of office, filling of vacancies, and other terms of the directorship of directors, if any, to be elected by the holders of any one or more classes or series of such stock;

(v) the dividend rights, if any, including, without limitation, the dividend rates, dividend preferences with respect to other series or classes of stock, the dates on which any dividends shall be payable, and whether dividends shall be commutative;

(vi) the date from which dividends on shares issued prior to the date for payment of the first dividend thereon shall be cumulative, if any;

(vii) the redemption price, terms of redemption and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

(viii) the liquidation preferences and the amounts payable on dissolution or liquidation;

(ix) the terms and conditions under which shares of the series may or shall be converted into any other series or class of stock or debt of the Corporation; and

(x) any other terms or provisions which the Board of Directors by law may be authorized to fix or alter.

C. Provisions Applicable to Common and Preferred Shares
 No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

ARTICLE IV.                    DIRECTORS

The affairs of the Corporation shall be managed by the Board of Directors.  Subject to any applicable requirements of laws of the State of Nevada, the Board of Directors shall have the authority, by resolution thereof in its discretion, to provide that the Board of Directors be divided into three classes, designated Class I, Class II and Class III, with each class containing as nearly equal in number of directors as possible.  The term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director, such term shall extend until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity.  Additional directorships resulting from an increase in number of directors shall be apportioned by the Board of Directors among the classes as equally as possible.  At such time as the Board of Directors has resolved to classify the Board of Directors, the Board of Directors shall then be empowered to designate the existing directors to a Class. The initial term of office of directors of Class I shall expire at the next annual meeting of stockholders that is held after the Board of Directors has resolved to classify the Board of Directors; the initial term of office of directors of Class II shall expire at the next subsequent annual meeting of stockholders after the annual meeting at which the Class I directors are elected; and the initial term of office of directors of Class III shall expire at the next subsequent annual meeting of stockholders after the annual meeting at which the Class II directors are elected.  At each annual meeting of stockholders after the Board of Directors has resolved to classify the Board of Directors, a number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.  Elections of directors need not be by written ballot except and to the extent required by the bylaws of the Corporation.

ARTICLE V.                     LIMITATION OF LIABILITY

To the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereafter be amended, any director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary or other damages for breach of fiduciary duties as a director or officer.  No repeal, amendment, or modification of this Article V, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment, or modification.

ARTICLE VI.                    INDEMNIFICATION

The Corporation shall indemnify those persons determined to be entitled to indemnification, as hereinafter provided, in the manner and under the circumstances described in this Article VI.

A. General Indemnification

(1) Subject to the case by case determination required to be made under paragraph A(3) hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(2)           Subject to the case by case determination required to be made under paragraph A(3) hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, but no indemnification shall be made under this paragraph A(2) in respect to any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3)           Any indemnification under paragraphs A(1) and A(2), unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs A(1) and A(2).  Such determination shall be made:  (i) by the stockholders (ii) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding; (iii) if such a quorum of disinterested directors so orders, by independent legal counsel in a written opinion; or (iv) if such a quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

B. Mandatory Indemnification
To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs A(1) and A(2), or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with such defense.

C. Advancement of Expenses
Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI.

D. Other Rights
The indemnification provided by this Article VI does not exclude any other rights to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.  The indemnification provided by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  No amendment to repeal of this Article VI shall apply to or have any effect on, the rights of any director, officer, employee or agent under this Article VI which rights come into existence by virtue of acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal.

E. Insurance
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

F. Definition of Corporation
For the purposes of this Article VI, references to “the Corporation” include, in addition to the resulting corporation, all constituent corporations (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officer, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

G. Other Definitions
For purposes of this Article VI, references to “other enterprise” shall included employee benefit plans; references to “fine” shall include any excise tax assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

ARTICLE VII.                   BOARD MODIFICATION OF BYLAWS

The Board of Directors shall have the authority to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VIII.                 STOCKHOLDER APPROVAL FOR CERTAIN BUSINESS COMBINATIONS

The affirmative vote of the holders of not less than two-thirds (66-2/3 percent) of the voting power of the Corporation shall be required for approval or authorization of any Business Combination (as hereinafter defined) of the Corporation with another corporation or other entity.

The term “Business Combination” shall mean (i) any merger or consolidation of this Corporation or a subsidiary thereof with or into another corporation or other entity or (ii) any sale, lease, exchange, transfer or other disposition, in one transaction or a series of related  transactions, of all or any Substantial Part (as hereinafter defined) of the assets of this Corporation, whether held directly by the Corporation or indirectly through a subsidiary thereof and including, without limitation, any voting securities of a subsidiary thereof.

The term “Substantial Part” shall mean more than fifty percent (50%) of the fair market value of the total assets of this Corporation, as of the end of the most recent fiscal year ending prior to the time the determination is being made.

ARTICLE IX.                    DURATION

The Corporation shall have perpetual existence.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Articles of Incorporation, constituting the acknowledgement of the undersigned, under the penalties of perjury, that this Amended and Restated Articles of Incorporation is the act and deed of the Corporation and that the facts stated herein are true, as of this 28th day of May, 2010.

DryerTech Industries Ltd.

By:           /s/ Donna Venzi